SECOND AMENDMENT TO LOAN AND SECURITY AGREEMENT

This Second Amendment to Loan and Security Agreement (this “Amendment”), dated as of October 17, 2008, is by and among HYDROGEN, L.L.C., an Ohio limited liability company, with its principal place of business located at 2 Juniper Street, Versailles, Pennsylvania 15132 (the “Borrower”), HYDROGEN CORPORATION, a Nevada corporation, with its principal place of business located at 10 East 40th Street, Suite 3405, New York, New York 10016 ( the “Guarantor” or “HYDRO Corp”), FEDERATED KAUFMANN FUND, a portfolio of Federated Equity Funds, a Massachusetts business trust, with offices located at 5800 Corporate Drive, Pittsburgh, Pennsylvania 15237, in its capacity as agent for the benefit of the Lenders (together with its successors and assigns, the “Agent”), FEDERATED KAUFMANN FUND, a portfolio of Federated Equity Funds, a Massachusetts business trust, with offices located at 5800 Corporate Drive, Pittsburgh, Pennsylvania 15237, in its capacity as a Lender, and SAMSUNG C & T CORPORATION, a corporation organized under the laws of the Republic of Korea, with offices at Samsung C&T Corporation Building, 1321-20, Seocho-2 Dong, Seocho-Gu, Seoul, Korea, in its capacity as a Lender (together with their respective successors and assigns, the “Lenders”).

RECITALS

WHERAS, the Borrower, Guarantor, Agent and Lenders are parties to that certain Loan and Security Agreement dated as of August 22, 2008, as amended by the First Amendment to Loan and Security Agreement dated as of September 22, 2008 (as amended, restated, supplemented and otherwise modified, the “Loan Agreement”).

WHEREAS, the parties hereto desire to amend certain terms and provisions of the Loan Agreement on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the premises herein contained, and for other good and valuable consideration (the receipt, sufficiency and adequacy of which are hereby acknowledged), the parties hereto (intending to be legally bound) hereby agree as follows:

1.  Definitions.  Terms capitalized herein and not otherwise defined herein shall have the meanings ascribed to such terms in the Loan Agreement, as amended hereby.

2.  Amendments to Loan Agreement.  Subject to the terms and conditions contained herein, the Borrower, Guarantor, Agent and Lenders hereby amend the Loan Agreement as follows:

(a) After Section 1.91, the following new Section shall be added:

1.91(a) “Viable Offer” shall mean a written offer from one or more Persons to the Borrower or Guarantor to consummate either (i) an equity or debt investment transaction in the Borrower or Guarantor or (ii) the purchase of all or substantially all of the assets or capital stock of the Borrower or Guarantor, that in each case would enable the Loan to be repaid in full on or prior to the Maturity Date. To satisfy this definition, a Viable Offer must be accompanied by a deposit, in the form of a certified check, bank check, wire transfer, or letter of credit, payable to the Borrower or Guarantor in the amount of five hundred thousand dollars ($500,000), which, if such offer is accepted by the Borrower or Guarantor, shall be refundable only under certain limited conditions agreed to by the Borrower or Guarantor (the “Viable Offer Deposit”).

(b) Sections 2.1(a), 2.1(b) and 2.1(c) of the Loan Agreement are hereby amended and restated in their entirety as follows:

2.1
Loan. Upon the terms and provisions and subject to the conditions contained in this Agreement, on the date hereof, each Lender is willing to extend in one (1) advance term loans (collectively, the “Loan”) to the Borrower in an aggregate principal amount equal to each Term Loan Commitment, which aggregate amount equals the Aggregate Term Loan Commitment. On the Closing Date, each Lender shall provide to the Borrower 50% of its respective Term Loan Commitment. The remaining 50% of such Term Loan Commitment shall be deposited into an account in the name of the Borrower which shall require the authorization of the Agent for any release of funds (the “Borrower’s Account”) and shall be released to the Borrower or the Lenders, as applicable, upon the satisfaction of such conditions and in such amounts as described in this Section 2.1. The Agent and the Borrower agree that upon satisfaction of the conditions in Section 2.1(a) and (b), they shall take all necessary action, including, without limitation, delivering signed authorizations or instructions, to release the applicable amount in the Borrower’s Account to the Borrower.

(a)  On the date of this Amendment, four hundred fifty thousand dollars ($450,000.00) shall be released from the Borrower’s Account to the Borrower.

(b)  If on or before October 20, 2008, the Agent has received a letter from the Borrower or Guarantor transmitting a communication that qualifies as a Viable Offer together with a notarized copy of such Viable Offer and a confirmation that the Viable Offer Deposit is duly deposited, then the remaining balance in the Borrower’s Account shall be released to the Borrower. If the condition in the preceding sentence is not satisfied by October 20, 2008, Agent and Borrower shall promptly take all necessary action, including delivering signed authorizations or instructions, to return the remaining balance in the Borrower’s Account to the Lenders without payment of the Prepayment Fee, which is waived.

(c)  In the event of a bankruptcy filing by the Borrower or Guarantor, to the extent the Borrower or Guarantor seeks to use cash in excess of the approximately $225,000.00 that does not constitute Collateral under Section 5.1(y), the Agent and the Lenders consent to the use of such excess with such cash to be used solely for general business and operating purposes related to the reorganization of the Borrower and/or Guarantor, sale of the Borrower and/or Guarantor as a going concern, or orderly liquidation of the assets of the Borrower and/or Guarantor through bankruptcy or otherwise, as applicable.

3.  Reference to and Effect on the Loan Agreement.

(a)  Except as expressly provided herein, the Loan Agreement and all of the other Loan Documents shall remain unmodified and continue in full force and effect and are hereby ratified and confirmed.

(b)  Except as expressly provided herein, the execution, delivery and effectiveness of this Amendment shall not operate as a waiver of: (i) any right, power or remedy of the Parties under the Loan Agreement or any of the other Loan Documents, or (ii) any Event of Default under the Loan Agreement.

4.  Representations and Warranties of the Borrower and Guarantor. Each of Borrower and Guarantor hereby represents and warrants to the Agent and the Lenders, which representations and warranties shall survive the execution and delivery hereof, that on and as of the date hereof and after giving effect to this Amendment:

(a)  It has the requisite power and authority to execute, deliver and perform its obligations under this Amendment. This Amendment has been duly authorized by all necessary action of it. This Amendment constitutes the legal, valid and binding obligation of it, enforceable against it in accordance with its terms, subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar law affecting creditors’ rights generally and general principles of equity;

(b)  The representations set forth in the Loan Agreement and in the Loan Documents are true, correct and complete on and as of the date hereof; and

(c)  No Event of Default has occurred and is continuing.

5.  Reference to Loan Agreement; No Waiver.

(a)  Upon the effectiveness of this Amendment, each reference in the Loan Agreement to “this Loan Agreement,” “this Agreement”, “hereunder,” “hereof,” “herein” or words of like import shall mean and be a reference to the Loan Agreement as amended hereby. The term “Loan Documents” as defined in Section 1.53 of the Loan Agreement shall include (in addition to the Loan Documents described in the Loan Agreement) this Amendment and any other agreements, instruments or other documents executed in connection herewith.

(b)  The Agent’s failure, at any time or times hereafter, to require strict performance by the Borrower of any provision or term of the Loan Agreement, this Amendment or the other Loan Documents shall not waive, affect or diminish any right of the Lender hereafter to demand strict compliance and performance herewith or therewith. Any suspension or waiver by the Lender of a breach of this Amendment or any Event of Default under the Loan Agreement shall not, except as expressly set forth herein, suspend, waive or affect any other breach of this Amendment or any Event of Default under the Loan Agreement, whether the same is prior or subsequent thereto and whether of the same or of a different kind or character. None of the undertakings, agreements, warranties, covenants and representations of the Borrower or Guarantor contained in this Amendment, shall be deemed to have been suspended or waived by the Agent unless such suspension or waiver is: (i) in writing and signed by the Agent, and (ii) delivered to the Borrower or Guarantor. In no event shall the Agent’s execution and delivery of this Amendment establish a course of dealing among the Agent, Guarantor, Borrower or any other obligor or in any other way obligate the Agent to hereafter provide any amendments or waivers with respect to the Loan Agreement. The terms and provisions of this Amendment shall be limited precisely as written and shall not be deemed: (A) to be a consent to a modification (except as expressly provided herein) or waiver of any other term or condition of the Loan Agreement or of any other Loan Documents, or (B) to prejudice any right or remedy that the Agent may now have under or in connection with the Loan Agreement or any of the other Loan Documents.

6.  Successors and Assigns.  This Amendment shall be binding upon and inure to the benefit of the Agent, the Lenders and each of the other parties hereto and their respective successors and assigns; provided, however, the Borrower may not assign this Amendment or any of the Borrower’s rights hereunder without the Agent’s prior written consent. Any prohibited assignment of this Amendment shall be absolutely null and void. This Amendment may only be amended or modified by a writing signed by the Agent, Lenders, Borrower and Guarantor.

7.  Severability.   Wherever possible, each provision of this Amendment shall be interpreted in such a manner so as to be effective and valid under applicable law, but if any provision of this Amendment is held to be prohibited by or invalid under applicable law, such provision or provisions shall be ineffective only to the extent of such provision and invalidity, without invalidating the remainder of this Amendment.

8.  Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, THE LAWS OF WHICH THE BORROWER HEREBY EXPRESSLY ELECTS TO APPLY TO THIS AMENDMENT, WITHOUT GIVING EFFECT TO PROVISIONS FOR CHOICE OF LAW HEREUNDER. THE BORROWER AGREES THAT ANY ACTION OR PROCEEDING BROUGHT TO ENFORCE OR ARISING OUT OF THIS AMENDMENT SHALL BE COMMENCED IN ACCORDANCE WITH THE PROVISIONS OF THE LOAN AGREEMENT.

9.  Counterparts; Facsimile or Other Electronic Transmission.  This Agreement may be executed in counterparts and by facsimile or other electronic signatures, each of which when so executed, shall be deemed an original, but all of which shall constitute but one and the same instrument.

***Signature Page Follows***

IN WITNESS WHEREOF, the undersigned have caused this Second Amendment to Loan and Security Agreement to be duly executed and delivered as of the date first above written.

BORROWER:

HYDROGEN, L.L.C.

By: /s/ Josh Tosteson
Name: Josh Tosteson
Title: President

GUARANTOR:

HYDROGEN CORPORATION

By: /s/ Josh Tosteson
Name: Josh Tosteson
Title: President

AGENT:

FEDERATED KAUFMANN FUND
a portfolio of Federated Equity Funds

By: /s/ Hans Utsch
Name: Hans Utsch
Title: Vice President

LENDERS:

FEDERATED KAUFMANN FUND
a portfolio of Federated Equity Funds

By: /s/ Hans Utsch
Name: Hans Utsch
Title: Vice President

SAMSUNG C&T CORPORATION

By: /s/ Cheol-Woo Lee
Name: Cheol-Woo Lee
Title: Senior Executive Vice President